UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 3, 2013

                                GUAR GLOBAL LTD.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)

                                    000-52929
                            (Commission File Number)

                                   95-0540833
                        (IRS Employer Identification No.)

                     8275 Southern Eastern Avenue, Suite 200
                            Las Vegas, Nevada, 89123
               (Address of principal executive offices)(Zip Code)

                                 (702) 990-8402
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

ELECTION OF NEW BOARD OF DIRECTORS

On February 3, 2013, Joselito Christopher G. Imperial, the holder of an aggregate of 48,000,000 shares of our issued and outstanding common stock as of February 3, 2013, approved and consented in writing in lieu of the 2013 annual meeting of the stockholders of Guar Global Ltd., a Nevada corporation (the "Company"), to the election of a new board of directors, consisting of two persons: Joselito Christopher G. Imperial and Ihsan Falou. Mr. Imperial's 48,000,000 shares of common stock equaled 65.5% of the issued and outstanding shares of our common stock as of February 3, 2013.

APPOINTMENT OF NEW OFFICERS

On February 3, 2013, the Board of Directors appointed Joselito Christopher G. Imperial as the Company's President, Secretary and Treasurer. Mr. Imperial is now the Company's sole officer (and one of two directors, the other being Ihsan Falou).

BIOGRAPHICAL INFORMATION OF DIRECTORS AND OFFICERS

MR. JOSELITO CHRISTOPHER G. IMPERIAL, age 43, served as our President, Secretary and Treasurer as well as a Director from July 17, 2007 until October 22, 2012, and was reappointed to all such positions on February 3, 2012. He has four years of experience in asset management, working with leading companies in the Philippines. Since 2003, Mr. Imperial has been the business and asset manager for the Sterling Group of Companies in Makita City. Prior to this, he was the real estate asset manager for McDonald's in the Philippines. Mr. Imperial's past work experience includes service as the business development officer for Kenny Rogers, Roasters Philippines Incorporated, and the co-brand of Seattle's Best Coffee, Coffee Masters Incorporated. Mr. Imperial's entrepreneurial desire evidenced by his ideas which led to the establishment of our business, and his prior management experience, led to our conclusion that Mr. Imperial should be serving as a member of our board of directors in light of our business and structure.

Mr. Imperial does not have any agreement, arrangement or understanding with the Company in connection with being appointed a director or to the offices of President, Secretary and Treasurer.

MR. IHSAN FALOU, age 76, has served as a Director of the Company since February 3, 2012. Since 1998, he has worked as a General Supervisor in the Agricultural Statistics Bureau of the Ministry of Agriculture, Lebanon. He still continues to be in this position on a contractual basis despite having officially retired in the 2000. Additionally, Mr. Falou has been the Agricultural Technical advisor for Chamber of Commerce in North Lebanon since 2002 and an agricultural consultant with SGS (which provides agricultural inspection, testing, certifications & verification services) since 2001. He also consulted to the Food and Agriculture Organization agency of the United Nations since 1998. Mr. Falou received his Masters and Bachelor of agricultural engineering from the University of Damascus, Syria in the years 1974 and 1978, respectively. After his graduation, Mr. Falou joined the Ministry of Agriculture of Lebanon as an inspector responsible for ensuring the quality and integrity of the food supply of Lebanon. Mr. Faloul's background with and knowledge of agriculture led to our conclusion that Mr. Falou should be serving as a member of our board of directors in light of our business and structure.

Mr. Falou does not have any agreement, arrangement or understanding with the Company in connection with being appointed a director of the Company.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Guar Global Ltd.
                                    (Registrant)


Date: February 4, 2013              By: /s/ Joselito Christopher G. Imperial
                                        ----------------------------------------
                                    Name:  Joselito Christopher G. Imperial
                                    Title: President

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